EXHIBIT 99.1

Upland Software Reports Third Quarter 2024 Financial Results

November 7, 2024, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the third quarter 2024 and issued guidance for its fourth quarter and full year of 2024.

Third Quarter 2024 Financial Highlights
•Total revenue was $66.7 million, a decrease of 10% from $74.1 million in the third quarter of 2023.
•Subscription and support revenue was $63.8 million, a decrease of 9% from $70.0 million in the third quarter of 2023.
•GAAP net loss was $1.7 million compared to a GAAP net loss of $8.7 million in the third quarter of 2023. GAAP net loss attributable to common stockholders was $3.1 million compared to GAAP net loss attributable to common stockholders of $10.0 million in the third quarter of 2023. GAAP net loss per share attributable to common stockholders was $0.12 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.31 per share in the third quarter of 2023.
•Adjusted EBITDA was $14.0 million, or 21% of total revenue, compared to $16.2 million, or 22% of total revenue, in the third quarter of 2023.
•GAAP operating cash flow was $4.3 million, compared to GAAP operating cash flow of $18.3 million in the third quarter of 2023. Free cash flow was $4.2 million, compared to free cash flow of $17.8 million in the third quarter of 2023.
•Cash on hand as of the end of the third quarter of 2024 was $59.7 million after making additional paydowns of $177 million on our Term Loans during the quarter.

"In Q3, we met our revenue and Adjusted EBITDA guidance midpoints, welcoming new customers across our portfolio, including for our Generative AI solutions," said Jack McDonald, Upland's chairman and chief executive officer. "From customer reviews on G2 to industry awards like the KMWorld AI 100, our products continue to earn strong market validation. In addition, we continue to expand market reach for our AI-enabled solutions, such as the recent availability of Upland BA Insight for Microsoft Azure AI Search in the Microsoft Azure Marketplace."

Third Quarter Business Highlights
•We welcomed 122 new customers to Upland in the third quarter, including 18 new major customers. We also expanded relationships with 312 existing customers, 27 of which were major expansions. These new and expanded relationships were across our portfolio, including our Generative AI solutions.
•We earned 72 badges in G2’s Fall 2024 market reports across our portfolio of solutions, up from 56 badges in the Summer 2024 reports. Upland RightAnswers, our AI knowledge management solution, garnered an impressive 17 badges, while Upland BA Insight, our AI enterprise search solution, secured several new recognitions.
•We announced the availability of Upland BA Insight for Microsoft Azure AI Search in the Microsoft Azure Marketplace, an online store providing applications and services for use on Azure. BA Insight customers can now take advantage of the productive and trusted Azure cloud platform, with streamlined deployment and management. Built on Microsoft Azure AI Search, BA Insight for Azure AI Search combines the BA Insight user experience platform, BA Insight SmartHub, with over 90 Connectors. The solution securely brings user data into Azure AI Search and delivers intelligent, actionable content search experiences, without bouncing between multiple systems looking for the right information.
•For the second year in a row, Upland RightAnswers has been named to the 2024 KMWorld AI 100, recognizing the top knowledge management companies leveraging the power of AI and other innovative software. This achievement supports Upland’s extensive efforts in AI, integrating the technology into products across its portfolio.

Business Outlook
For the quarter ending December 31, 2024, Upland expects reported total revenue to be between $65.9 and $71.9 million, including subscription and support revenue between $60.2 and $65.2 million, for a decline in total revenue of 5% at the midpoint from the quarter-ended December 31, 2023. Fourth quarter 2024 Adjusted EBITDA is expected to be between $13.4 and $16.4 million, for an Adjusted EBITDA margin of 22% at the midpoint. This Adjusted EBITDA guide at the midpoint is an increase of 6% from the quarter-ended December 31, 2023.
For the full year ending December 31, 2024, Upland expects reported total revenue to be between $272.6 and $278.6 million, including subscription and support revenue between $256.6 and $261.6 million, for a decline in total revenue of 7% at the midpoint from the year ended December 31, 2023. Full year 2024 Adjusted EBITDA is expected to be between $54.1 and $57.1 million, for an Adjusted EBITDA margin of 20% at the midpoint. This Adjusted EBITDA guide at the midpoint is a decline of 14% from the year ended December 31, 2023.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-800-715-9871 in North America or 1-646-307-1963 if outside North America, international rates apply. Attendees will need to use access code 8422976 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software
Upland Software, Inc. enables global businesses to work smarter with over 25 proven cloud software products that increase revenue, reduce costs, and deliver immediate value. Our solutions offer many integrated AI capabilities and cover digital marketing, knowledge management, contact center service, sales productivity, content lifecycle automation, and more. Upland's powerful cloud products are trusted by more than 10,000 global customers. Learn how Upland helps businesses achieve outcomes that matter at www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, impairment of goodwill and the related tax effect of the adjustments above.
Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation and amortization.
In connection with periodic reviews of our business, we have decided to discontinue the availability of certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as “Sunset Assets”).
Overage Charges are subscription and support revenues earned in addition to contractual minimum customer commitments as a result of the usage volume of services including text and e-mail messaging and third-party pass-through costs that exceed the levels stipulated in contracts with the Company.
Upland defines Core Organic Growth Rate as the percentage change between two reported periods in subscription and support revenue, excluding subscription and support revenue from Sunset Assets and Overage Charges. We calculate our year-over-year Core Organic Growth Rate as though all acquisitions or dispositions closed as of the end of the latest period were closed as of the first day of the prior year period presented. Core Organic Growth Rate does not represent actual organic revenue generated by our business as it stood at the beginning of the respective period.
Core Bookings and Core Churn exclude bookings and churn from Sunset Assets.

Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions, acquisition expense timing and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization and cross selling opportunities, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue, average annual spend, margin expense and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to incorporate and deliver artificial intelligence (“AI”) functionality into our products and services; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth, including with respect to our growth investments; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; our expectations as to the timing of the discontinuation of any Sunset Assets, as well as the composition of Sunset Assets; our current level of indebtedness, including our exposure to variable interest rate risk; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; the risk that we did not consider another contingency included in this list; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC.
The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
media@uplandsoftware.com
512-960-1010

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Subscription and support	$63,771	$69,962	$196,353	$213,370
Perpetual license	1,106	1,494	4,306	4,317
Total product revenue	64,877	71,456	200,659	217,687
Professional services	1,815	2,665	6,108	7,987
Total revenue	66,692	74,121	206,767	225,674
Cost of revenue:
Subscription and support	18,449	20,853	57,525	66,411
Professional services and other	1,256	2,085	3,703	6,241
Total cost of revenue	19,705	22,938	61,228	72,652
Gross profit	46,987	51,183	145,539	153,022
Operating expenses:
Sales and marketing	16,325	16,860	50,134	46,904
Research and development	11,432	12,740	36,072	37,713
General and administrative	11,051	14,597	38,163	47,369
Depreciation and amortization	11,490	14,262	34,266	44,209
Acquisition-related expenses	—	443	—	2,609
Impairment of goodwill	—	—	87,227	128,755
Total operating expenses	50,298	58,902	245,862	307,559
Loss from operations	(3,311)	(7,719)	(100,323)	(154,537)
Other income (expense):
Interest income (expense), net	2,337	(2,525)	(7,677)	(13,362)
Other income (expense), net	(229)	103	(109)	911
Total other income (expense)	2,108	(2,422)	(7,786)	(12,451)
Loss before benefit from (provision for) income taxes	(1,203)	(10,141)	(108,109)	(166,988)
Benefit from (provision for) income taxes	(530)	1,471	(1,193)	3,126
Net loss	$(1,733)	$(8,670)	$(109,302)	$(163,862)
Preferred stock dividends	(1,406)	(1,344)	(4,171)	(3,988)
Net loss attributable to common stockholders	$(3,139)	$(10,014)	$(113,473)	$(167,850)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.12)	$(0.31)	$(4.07)	$(5.17)
Weighted-average common shares outstanding, basic and diluted	27,292,410	32,579,544	27,850,947	32,438,682

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,739	$236,559
Accounts receivable, net of allowance	31,849	38,765
Deferred commissions, current	9,192	10,429
Unbilled receivables	3,505	2,701
Income tax receivable, current	2,931	3,775
Prepaid expenses and other current assets	10,731	8,004
Total current assets	117,947	300,233
Tax credits receivable	1,319	1,657
Property and equipment, net	1,559	1,932
Operating lease right-of-use asset	1,595	2,929
Intangible assets, net	142,652	182,349
Goodwill	269,010	353,778
Deferred commissions, noncurrent	11,866	12,568
Interest rate swap assets	8,576	14,270
Other assets	414	308
Total assets	$554,938	$870,024
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,788	$8,137
Accrued compensation	6,707	7,174
Accrued expenses and other current liabilities	6,085	7,050
Deferred revenue	92,740	102,763
Operating lease liabilities, current	1,278	2,351
Current maturities of notes payable	3,378	3,172
Total current liabilities	118,976	130,647
Notes payable, less current maturities	293,912	473,502
Deferred revenue, noncurrent	3,296	3,860
Operating lease liabilities, noncurrent	843	1,597
Noncurrent deferred tax liability, net	14,706	16,025
Other long-term liabilities	489	461
Total liabilities	432,222	626,092
Series A Convertible Preferred stock	121,809	117,638
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	605,353	608,995
Accumulated other comprehensive income (loss)	(6,275)	6,168
Accumulated deficit	(598,174)	(488,872)
Total stockholders’ equity	907	126,294
Total liabilities, convertible preferred stock and stockholders’ equity	$554,938	$870,024

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating activities
Net loss	$(1,733)	$(8,670)	$(109,302)	$(163,862)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,807	17,692	41,406	54,475
Deferred income taxes	(89)	23	(1,265)	(2,651)
Amortization of deferred costs	3,076	3,242	9,152	9,909
Foreign currency re-measurement gain	(65)	(101)	(759)	(983)
Non-cash interest, net and other income, net	(7,492)	(3,232)	(9,268)	(2,080)
Non-cash stock-based compensation expense	3,423	5,360	12,078	18,192
Non-cash loss on impairment of goodwill	—	—	87,227	128,755
Non-cash loss on retirement of fixed assets	—	12	18	46
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(1,269)	(3,044)	7,093	10,168
Prepaid expenses and other current assets	898	(3,756)	(2,705)	(5,405)
Other assets	(2,252)	17,134	(7,159)	12,259
Accounts payable	1,254	346	641	(871)
Accrued expenses and other liabilities	(2,102)	(623)	(1,396)	(4,729)
Deferred revenue	(3,149)	(6,075)	(10,863)	(12,069)
Net cash provided by operating activities	4,307	18,308	14,898	41,154
Investing activities
Purchase of property and equipment	(105)	(530)	(562)	(1,034)
Net cash used in investing activities	(105)	(530)	(562)	(1,034)
Financing activities
Payments of debt costs	—	(14)	(77)	(190)
Payments on notes payable	(178,350)	(36,350)	(181,050)	(39,050)
Stock repurchases and retirement	—	(3,215)	(10,958)	(3,215)
Taxes paid related to net share settlement of equity awards	(190)	(354)	(753)	(742)
Issuance of common stock, net of issuance costs	—	1	—	2
Additional consideration paid to sellers of businesses	—	—	—	(5,550)
Net cash used in financing activities	(178,540)	(39,932)	(192,838)	(48,745)
Effect of exchange rate fluctuations on cash	1,702	(811)	1,682	(437)
Change in cash and cash equivalents	(172,636)	(22,965)	(176,820)	(9,062)
Cash and cash equivalents, beginning of period	232,375	262,556	236,559	248,653
Cash and cash equivalents, end of period	$59,739	$239,591	$59,739	$239,591
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$6,844	$8,721	$24,409	$23,147
Cash paid (received) for taxes, net of refunds	$(1,360)	$1,255	$1,802	$6,227

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(1,733)	$(8,670)	$(109,302)	$(163,862)
Add:
Depreciation and amortization expense	13,807	17,692	41,406	54,475
Interest expense (income), net	(2,337)	2,525	7,677	13,362
Other expense (income), net	229	(103)	109	(911)
Provision for (benefit from) income taxes	530	(1,471)	1,193	(3,126)
Stock-based compensation expense	3,423	5,360	12,078	18,192
Acquisition-related expense	—	443	—	2,609
Non-recurring litigation costs	24	277	152	427
Purchase accounting deferred revenue discount	57	106	198	465
Impairment of goodwill	—	—	87,227	128,755
Adjusted EBITDA	$14,000	$16,159	$40,738	$50,386

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Net Loss to non-GAAP Net Income:
Net loss	$(1,733)	$(8,670)	$(109,302)	$(163,862)
Add:
Stock-based compensation expense	3,423	5,360	12,078	18,192
Amortization of purchased intangibles	13,475	17,240	40,497	53,382
Amortization of debt discount	578	580	1,744	1,732
Acquisition-related expense	—	443	—	2,609
Nonrecurring litigation expense	24	277	152	427
Purchase accounting deferred revenue discount	57	106	198	465
Impairment of goodwill	—	—	87,227	128,755
Tax effect of adjustments above	(1,187)	(2,402)	(4,414)	(9,207)
Non-GAAP net income	$14,637	$12,934	$28,180	$32,493

Weighted average common shares outstanding, basic	27,292,410	32,579,544	27,850,947	32,438,682
Weighted average common shares outstanding, diluted	34,812,257	39,423,806	35,029,418	39,217,582
Non-GAAP earnings per share, basic	$0.54	$0.40	$1.01	$1.00
Non-GAAP earnings per share, diluted	$0.42	$0.33	$0.80	$0.83

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$4,307	$18,308	$14,898	$41,154
Less: Purchase of property and equipment	(105)	(530)	(562)	(1,034)
Free Cash Flow	$4,202	$17,778	$14,336	$40,120

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Stock-based compensation:
Cost of revenue	$199	$246	$584	$850
Research and development	470	608	1,714	1,911
Sales and marketing	398	429	1,156	1,563
General and administrative	2,356	4,077	8,624	13,868
Total	$3,423	$5,360	$12,078	$18,192

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Depreciation:
Cost of revenue	$—	$1	$—	$5
Operating expense	332	451	909	1,088
Total	$332	$452	$909	$1,093

Amortization:
Cost of revenue	$2,317	$3,429	$7,140	$10,261
Operating expense	11,158	13,811	33,357	43,121
Total	$13,475	$17,240	$40,497	$53,382